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                                                                    EXHIBIT 5.01

                                 July 30, 1999



Enron Corp.
1400 Smith Street
Houston, Texas 77002

Gentlemen:

         As Executive Vice President and General Counsel of Enron Corp., an Oregon corporation ("Enron"), I am familiar with its registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering of Enron Exchangeable Notes (the "Exchangeable Notes"), which will be mandatorily exchanged by Enron into a number of shares of Enron Oil & Gas Company Common Stock. In connection therewith, I have examined, among other things, a copy of the Amended and Restated Articles of Incorporation, as amended, and Bylaws of Enron, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Exchangeable Notes, a copy of the Indenture dated as of November 1, 1985 (the "Indenture") between Enron and Harris Trust and Savings Bank, Trustee, as supplemented, and the forms of certain other agreements to be entered into by Enron, and I have performed such other investigations as I have considered appropriate as the basis for the opinions expressed herein. This opinion is effective as of the effective date of the Registration Statement.

         Based on the foregoing, I am of the opinion that:

         (1) Enron is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon.

         (2) The Exchangeable Notes of Enron have been validly authorized for issuance, and (subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with), when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by Enron of the purchase price thereof, the Exchangeable Notes will be validly issued and will be binding obligations of Enron.

         I am a member of the bar of the State of Texas. The opinion set forth herein is limited in all respects to the laws of the State of Texas, the Oregon Business Corporation Act, and federal law.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion as an exhibit thereto. In giving such consent, I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued hereunder.

                                        Very truly yours,


                                        /s/ JAMES V. DERRICK, JR.
                                        -------------------------
                                        James V. Derrick, Jr.